As filed with the Securities and Exchange Commission on December 5, 1996 - Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TOWER AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    41-1746238
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                  4508 IDS Center, Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)

          Tower Automotive, Inc. Independent Director Stock Option Plan
                            (Full Title of the Plan)

          Scott D. Rued, 4508 IDS Center, Minneapolis, Minnesota 55402
                            Telephone: (612) 342-2310
           (Name, address, and telephone number of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                             CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                        Proposed                Proposed
                                                         Maximum                 Maximum                 Amount of
  Title of Securities         Amount Being           Offering Price             Aggregate              Registration
   Being Registered            Registered             Per Share(1)          Offering Price(1)             Fee(2)
=====================================================================================================================
Common Stock,
par value $.01
per share                    100,000 shares              $31.625               $3,162,500                 $958.33
=====================================================================================================================

(1) For the purpose of computing the registration fee only, the price shown is based upon the price of $31.625 per share, the average of the high and low sales prices for the Common Stock of Tower Automotive, Inc. in the NASDAQ National Market System on December 2, 1996, in accordance with Rule 457(h).
(2) Registration fee is calculated on the basis of 1/33 of 1% of the proposed maximum aggregate offering price of $3,162,500.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 1995.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A (File No. 0-24644) filed August 8, 1994 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the Amended and Restated ByLaws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant S-2 pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 5th day of December, 1996.


                                                TOWER AUTOMOTIVE, INC.


                                                By    /s/ S.A. Johnson

                                                 Its   Chairman and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. A. Johnson and Dugald K. Campbell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 5, 1996, by the following persons in the capacities indicated.


/s/ S. A. Johnson                            /s/ Adrian Vander Starre
S. A. Johnson,                               Adrian Vander Starre,
Chairman and Director                        Vice Chairman and Director


/s/ Dugald K. Campbell                       /s/ James R. Lozelle
Dugald K. Campbell,                          James R. Lozelle,
President, Chief Executive                   Executive Vice President
Officer and Director                         and Director
(Principal Executive Officer)


/s/ Scott D. Rued                            /s/ W. H. Clement
Scott D. Rued,                               W. H. Clement,
Vice President and Director                  Director


/s/ Eric J. Rosen                            /s/ Matthew O. Diggs, Jr.
Eric J. Rosen,                               Matthew O. Diggs, Jr.,
Director                                     Director


/s/ F. J. Loughrey                           /s/ Kim B. Clark
F. J. Loughrey,                              Kim B. Clark,
Director                                     Director


/s/ Anthony A. Barone
Anthony A. Barone,
Vice President and Chief
Financial Officer (Principal
Financial and
Accounting Officer)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996 incorporated by reference in Tower Automotive, Inc.'s Form 10-K for the year ended December 31, 1995; our report dated March 31, 1996 included in Tower Automotive, Inc.'s Form 10-K/A for the year ended December 31, 1995; our report dated March 21, 1996 included in Tower Automotive, Inc.'s Form 8-K/A dated March 27, 1996; our report dated May 31, 1996 included in Tower Automotive, Inc.'s Form 8-K dated May 31, 1996; and to all references to our firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
   December 5, 1996

                                  EXHIBIT INDEX

         The  following  exhibits  are  filed  as a  part  of  the  Registration
Statement:




Exhibit
Number                    Description of Document

4.3     Tower Automotive, Inc. Independent Director Stock Option Plan

5.1 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

23.1    Consent of Arthur Andersen LLP - included on page S-5 hereof

23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1    Power of Attorney - included on page S-4 hereof

                             TOWER AUTOMOTIVE, INC.
                     INDEPENDENT DIRECTOR STOCK OPTION PLAN


         1. Name and Purpose. This plan shall be called the Tower Automotive, Inc. Independent Director Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by Independent Directors (as defined below) of Tower Automotive, Inc. (the "Company"), to provide such directors with an additional incentive to manage the Company effectively and to contribute to its success, and to provide a form of compensation which will attract and retain highly qualified individuals as members of the Board of Directors of the Company.

         2. Effective Date and Term of the Plan. The Plan shall become effective upon its approval by the Board of Directors of the Company (the "Effective Date"). The Plan, however, is subject to the approval by the stockholders of the Company. If stockholder approval is not granted within twelve (12) months from the date of its adoption by the Board of Directors, the Plan shall thereupon terminate. Grants of options may be made prior to stockholder approval, but any options granted shall not be exercisable prior to stockholder approval, and shall terminate if stockholder approval is not given. Options may not be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the "Term"); provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

         3. Administration. The Plan shall be administered by a committee of not less than two (2) members of the Board of Directors of the Company (the "Committee"), none of whom may be an Independent Director nor an employee of the Company or any subsidiary of the Company. No member of the Committee shall be eligible to participate in the Plan and no director may serve on the Committee if he or she received an award or grant of any equity securities of the Company (or any options to acquire such securities) under any plan of the Company during the one (1) year period prior to service on the Committee.

         The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company, the Board of Directors of the Company and any optionee. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.


                                   EXHIBIT 4.3

         4. Participation. Subject to the limitations contained in this Section 4, any director of the Company who (a) is not a contractual nor common law employee of the Company or any of its subsidiaries, and (b) does not directly or indirectly own beneficially more than five percent (5%) of any outstanding security of the Company (including being a shareholder, owner, partner, director or holder of more than ten percent (10%) of the equity or capital of any entity which owns beneficially more than five percent (5%) of any outstanding security of the Company) (an "Independent Director"), may be granted options to purchase shares of the Company's Common Stock in accordance and consistent with the terms and conditions of the Plan. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. The Committee shall from time to time determine the directors (among the Independent Directors) to be granted options, the amount of stock to be optioned to each director, and the terms and conditions of the options to be granted. The amount and other terms and conditions of options granted to a director at any given time need not be the same as for any other grant of options.

         5. Stock Available for Options. Subject to the adjustments as provided in Subsection 6(h), the aggregate number of shares reserved for purposes of the Plan shall be 200,000 authorized and unissued shares or issued shares reacquired by the Company (the "Shares"). Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and such interpretations thereof. If any outstanding option under the Plan expires or is terminated for any reason before the end of the Term of the Plan, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(d) or in full or partial payment of any withholding tax liability permitted under Section 9 shall become available for the grant of other options under the Plan.

         6. Terms and Conditions of Options of the Plan. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

                  (a) Optionee's Agreement. Each optionee shall agree to continue to serve as a director of the Company for the lesser of at least twelve (12) months from the date of the grant of the option or for the remainder of such optionee's term as a director of the Company. Such agreement shall not impose upon the Company, its Board of Directors, or its Board of Directors any obligation to retain the optionee as a director for any period.

                  (b) Number of Shares and Term of Options. Each option shall state the number of shares of the Common Stock of the Company to which it pertains. The term of each option shall be for a period of not greater than ten (10) years from the date of grant of the option.

                  (c) Option Price. The exercise price of each option shall be equal to one hundrd percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the option. If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day the
         option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ. If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

                  (d) Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company or (ii) through the delivery of shares of the Company's Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 shares of Common Stock, or (iii) by a combination of (i) and (ii) above. Fair Market Value will be determined in the manner specified in Subsection 6(c) except as to the date of determination.

                  (e) Exercise of Options. Except as provided in Subsection 6(h) no option shall be exercisable, either in whole or in part, prior to the expiration of six (6) months from the date of grant of the option. Subject to the foregoing, the Committee shall have the authority to determine, at the time of the grant of each Option, the times at which an Option may be exercised and any conditions precedent to the exercise of an Option. An option shall be exercisable upon written notice to the Chief Financial Officer of the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares. The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares. Exercise by an optionee's heir or personal representative shall be accompanied by evidence of his or her authority to act, in a form reasonably satisfactory to the Company.

                  (f) Options not Transferable. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(g). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(g).

                  (g)      Termination of Service as Director.

                           (i)  Termination of Service for any Reason Other than
                  Death. In the event an optionee shall cease to serve the Company as a director for any reason other than such optionee's death, each option held by such optionee shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of one (1) year following the optionee's cessation of service as a director of the Company. If the optionee dies after such cessation of service, the optionee's options shall be exercisable in accordance with Subsection 6(g)(ii) hereof.

                           (ii) Termination of Service for Death. If an optionee
                  ceases to be a director by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the following periods: (i) the term of the option, or (ii) a period of one (1) year from the death of such optionee. If an optionee dies during the extended exercise period following cessation of service specified in Subsection 6(g)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death, subject to the prior expiration of the term of the option.

                  (h) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

         In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

         Except as hereinbefore expressly provided in this Subsection 6(h), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.



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         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (i) Rights of a Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 6(h).

                  (j)  Postponement  of Delivery of Shares and  Representations.
         The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

                  (k) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

         7. Adjustments in Shares Available for Options. The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 6(h) hereof, shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

         8. Amendment of the Plan. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and except that, without approval of the Board of Directors of the Company, no such revision or amendment shall:

               (a) increase the maximum number of shares which may be subject to the Plan,

               (b) materially increase the benefits accruing to option holders under the Plan,

               (c) decrease the exercise price of options granted under the Plan,

               (d) remove the administration of the Plan from the Committee, or

               (e) permit the granting of options under the Plan after the Term of the Plan.



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         9.  Withholding  of Taxes.  The Company  shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

                  (a)  tendering a cash payment;

                  (b) authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of withholding tax obligation; or

                  (c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

The "Tax Date" shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 6(c), except as to the date of determination. An optionee's election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

         10. Right of Board of Directors to Terminate Director's Service. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the Board of Directors of the Company to remove any director or otherwise terminate his or her service as a director, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.

         11. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options will be used for general corporate purposes.

         12. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

         13. Construction. This Plan shall be construed under the laws of the State of Delaware, United States of America.

                                  CERTIFICATION

This Plan was duly adopted by the Board of Directors of the Company the 20th day of February, 1996, subject to approval by the Company's Board of Directors.







                                                  ______________________________
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                                December 5, 1996



Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota   55402

      Re: Registration Statement on Form S-8 Relating to the Tower Automotive, Inc. Independent Director Stock Option Plan (the "Plan")

Gentlemen:

         With respect to the Registration Statement on Form S-8 (the "Registration Statement) filed by Tower Automotive, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company's common stock, par value $.01 per share, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 100,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                            /s/ Michael G. Wooldridge

                         Michael G. Wooldridge, Partner

                                   EXHIBIT 5.1


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